                                                                     Exhibit 4.1

                                                                       Exhibit A
                                                                       ---------




THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                 _____________________________________________

                        eGAIN COMMUNICATIONS CORPORATION
                         COMMON STOCK PURCHASE WARRANT
                 _____________________________________________

     This certifies that, for good and valuable consideration, eGAIN COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), grants to [insert name of warrant holder] (the "Warrantholder"), the right to subscribe for and purchase from the Company, during the Exercise Period (as hereinafter defined),[insert number in words (insert number)] validly issued, fully paid and nonassessable shares, par value $.001, of Common Stock of the Company (the "Warrant Shares"), at the exercise price per share of $9.2517 (subject to adjustment as set forth below, the "Exercise Price"), all subject to the terms, conditions and adjustments herein set forth. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 9 below.

     1.  Warrant.  This Warrant is issued pursuant to, and in accordance with,
         -------
Section 2.1 of the Securities Purchase Agreement by and among the Company, the Warrantholder and certain other investors in the Company, dated as of August 7, 2000 (the "Purchase Agreement"), and is subject to the terms thereof.

     2.  Exercise of Warrant; Payment of Taxes.
         -------------------------------------

     2.1  Exercise of Warrant.  Subject to the terms and conditions set forth
          -------------------
herein, this Warrant may be exercised at any time, in whole or in part, by the Warrantholder during the Exercise Period by:

     (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form, and

     (b) subject to Section 2.2 below, the delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the aggregate Exercise Price in lawful money of the United States of America.

The Company agrees that the Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

     2.2  Conversion Right.
          ----------------

     (a) In lieu of the payment of the aggregate Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 2.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) in accordance with Section 2.1(b) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant or portion thereof at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price at the time of the exercise of the Conversion Right from the aggregate Current Market Price for the shares of Common Stock issuable upon exercise of the Warrant at the time of the exercise of the Conversion Right) by (ii) the Current Market Price of one share of Common Stock at the time of the exercise of the Conversion Right.

     (b) The Conversion Right may be exercised by the Warrantholder on any Business Day prior to the end of the Exercise Period by surrender of this Warrant to the Company, with a duly executed Exercise Form with the conversion section completed, exercising the Conversion Right and specifying the total number of shares of Common Stock that the Warrantholder will be issued pursuant to such conversion.

     2.3  Warrant Shares Certificate.  A stock certificate or certificates for
          --------------------------
the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five (5) Business Days after receipt of the Exercise Form by the Company and, unless the Conversion Right is exercised, the payment by the Warrantholder of the aggregate Exercise Price. If this Warrant is exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

     2.4  Payment of Taxes. The Company will pay all documentary stamp or other
          ----------------
issuance taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of this Warrant; except that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or Warrant certificates or Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     3.  Restrictions on Transfer; Restrictive Legends.
         ---------------------------------------------

     3.1 At no time may this Warrant or the Warrant Shares be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person except in accordance with applicable federal and state securities laws.

     3.2 Except as otherwise permitted by this Section 3, each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 6) and each certificate for Warrant Shares issued upon the exercise of any Warrant shall be stamped or otherwise imprinted with a legend in substantially the form as set forth on the cover of this Warrant. Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a certificate for Warrant Shares, in each case without a legend, if (i), the resale of such Warrant or such Warrant Shares, as the case may be, has been registered under the Securities Act (and such registration remains in effect), (ii) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company), which is addressed to the Company and is reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to the resale of such Warrant or such Warrant Shares, as the case may be, or (iii) such Warrant or Warrant Shares may then be sold pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

     4.  Reservation and Registration of Shares.  The Company covenants and
         --------------------------------------
agrees as follows:

     (a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, fully paid and non-assessable, not subject to any preemptive rights, and be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

     (b) The Company shall at all times have authorized and reserved, and shall keep available and free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     (c) The Company shall not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of

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                                                                               4

the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

     5.  Special Adjustment to Exercise Price; Anti-dilution Adjustments. The
         ---------------------------------------------------------------
Exercise Price and the number of Warrant Shares to be received upon exercise of this Warrant shall be subject to adjustment as follows:

     5.1  Special Adjustment to Exercise Price.  If 122% of the average closing
          ------------------------------------
bid price per share of Common Stock quoted on NASDAQ or, if not then traded on NASDAQ, such other exchange, market or system on which the Common Stock is then listed or traded, on the twenty (20) consecutive trading days immediately preceding and including the first anniversary of the date hereof (the "Adjusted Market Value") is less than the Exercise Price, the Exercise Price shall be adjusted to the greater of (i) 122% of the Adjusted Market Value, or (ii) $5.6875 (as adjusted below).

     5.2  Dividend, Subdivision, Combination or Reclassification of Common
          ----------------------------------------------------------------
Stock. If the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, (w) make a dividend or distribution on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 5), then, and in each such case, (A) the aggregate number of Warrant Shares for which this Warrant is exercisable (the "Warrant Share Number") immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Warrantholder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock or other securities of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event and (B) the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Share Number immediately prior to such adjustment, and the denominator of which shall be the Warrant Share Number immediately thereafter. An adjustment made pursuant to this Section 5.1 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

     5.3  Issuances Below Market Price.
          ----------------------------

     (a) If the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, issue or sell (such issuance or sale, a "New Issuance") any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock (the "New Issue Price") that is less than the Current Market Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the "Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (i) issuances or sales for which an adjustment is made pursuant to another subsection of this
Section 5 and (ii) issuances in connection with an Excluded Transaction, then,
                                                                         ----
and in each such case, (A) the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect on the day immediately prior to the
   -----------
Relevant Date by a fraction (I) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the
                                                                  ----
number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Current Market Price on the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock which the aggregate consideration received by the Company upon the issuance of such Common Stock Equivalents and receivable by the Company upon the conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Current Market Price on the Relevant Date) and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional shares of Common Stock issued or to
              ----
be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised)and (B) the Warrant Share Number shall be increased to equal the product of (i) the aggregate number of Warrant Shares for which this Warrant is exercisable immediately prior to the New Issuance multiplied by (ii) a fraction, the numerator of which shall be the Exercise Price in effect on the day immediately prior to the Relevant Date and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be
------
made pursuant to this Section 5.3 shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the subsequent issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

     (b) If at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any ordinary and necessary expenses incurred or any ordinary and necessary underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. If any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, without deduction therefrom of any ordinary and necessary expenses incurred or any ordinary and necessary underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. If any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued in connection with any merger of another entity into the Company or any mandatory share exchange, the amount of consideration therefor shall be deemed to be the Fair Market Value of the assets of the merged entity after deducting therefrom all cash and other consideration (if any) paid by the Company in connection with such merger or mandatory share exchange.

     5.4  Certain Distributions.  If the Company shall at any time or from time
          ---------------------
to time, after the issuance of this Warrant but prior to the exercise hereof, distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and shares of Common Stock are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or distributions payable in shares of Common Stock for which adjustment is made under Section 5.1 and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, (A) the Exercise Price then in
               ----
effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the Exercise Price in effect prior to the date of distribution by a fraction (i) the numerator of which shall be such Current Market Price of Common Stock immediately prior to the date of distribution less the then Fair Market Value of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (ii) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one) and (B) the Warrant Share Number shall be increased by being multiplied by a fraction (i) the numerator of which shall be the Current Market Price of one share of Common Stock immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants and (ii) the denominator of which shall be the Current Market Price of one share of Common Stock immediately prior to such record date less the Fair Market Value of the portion of such cash, evidences of indebtedness, securities, other assets or rights or warrants so distributed. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

     5.5  Other Changes.  If the Company at any time or from time to time, after
          -------------
the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 5.2, 5.3, 5.4 or 5.9 (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Exercise Price and Warrant Share Number as a result of such action, then, and in each such case, the Exercise Price and Warrant Share Number shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Warrantholder).

     5.6  No Adjustment; Par Value Minimum.  Notwithstanding anything herein to
          --------------------------------
the contrary, no adjustment under this Section 5 need be made to the Exercise Price or Warrant Share Number if the Company receives written notice from the Warrantholder that no such adjustment is required. Notwithstanding any other provision of this Warrant, the Exercise Price shall not be adjusted below the par value of a share of Common Stock.

     5.7  Abandonment.  If the Company shall take a record of the holders of
          -----------
shares of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Exercise Price or Warrant Share Number shall be required by reason of the taking of such record.

     5.8  Certificate as to Adjustments.  Upon any adjustment in the Exercise
          -----------------------------
Price or Warrant Share Number, the Company shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to the Warrantholder a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and Warrant Share Number then in effect following such adjustment.

     5.9  Spin-off; Reorganization, Reclassification, Merger or Sale
          ----------------------------------------------------------
Transaction.

     (a) In case of any spin-off by the Company of another Person (the "Spin-off Entity") at any time after the issuance of this Warrant but prior to the exercise hereof, the Company shall issue to the Warrantholder a new warrant, in form and substance satisfactory to the Company and the Majority Warrantholders, entitling the Warrantholder to purchase, at the exercise price equal to the excess of the Exercise Price in effect immediately prior to such spin-off over the adjusted Exercise Price pursuant to Section 5.3, the number of shares of common stock or other proprietary interest in the Spin-off Entity that the Warrantholder would have owned had the Warrantholder, immediately prior to such spin-off, exercised this Warrant.

     (b) In case of any capital reorganization, reclassification, Sale Transaction, mandatory share exchange (other than a Sale Transaction or a mandatory share exchange in which the Company is the surviving corporation and in which the Common Stock is not exchanged or converted ) of the Company or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction") at any time after the issuance of this Warrant but prior to the exercise hereof, the Company shall execute and deliver to the Warrantholder at least twenty (20) Business Days prior to effecting such Transaction a certificate and, if following a Transaction, the Warrant shall be exercisable for securities of any Person other than the Company, such Person shall, no later than simultaneously with the closing of the Transaction, issue a certificate, stating that the Warrantholder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which this Warrant could have been exercised immediately prior to such Transaction, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Such certificates shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5.9 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

     5.10  Notices.  In case at any time or from time to time:
           -------

     (w) the Company shall declare a dividend (or other distribution) on its shares of Common Stock;

     (x) the Company shall authorize the granting to the holders of shares of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock or any other rights or warrants;

     (y) there shall occur a spin-off or Transaction; or

     (z) the Company shall take any other action that would require a vote of the Company's stockholders;

then the Company shall mail to the Warrantholder, as promptly as possible but in any event at least twenty (20) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such spin-off or Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such spin-off or Transaction. Notwithstanding the foregoing, in the case of any event to which Section 5.9 is applicable, the Company shall also deliver the certificate described in such Section 5.9 to the Warrantholder at least twenty (20) Business Days prior to effecting such reorganization or reclassification as aforesaid.

     6.  Loss or Destruction of Warrant.  Subject to the terms and conditions
         ------------------------------
hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     7.  Ownership of Warrant.  The Company may deem and treat the person in
         --------------------
whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

     8.  Amendments.  Any provision of this Warrant may be amended and the
         ----------
observance thereof waived only with the written consent of the Company and the Warrantholder.

     9.  HSR Act.  If the Warrantholder is required to make a filing pursuant to
         -------
the HSR Act (an "HSR Filing") prior to the exercise of its Warrant, the exercise shall be deemed to have occurred as of the date the Warrantholder files the HSR Filing; provided, however, that the surrender of the Warrant to the Company, the payment of the Exercise Price and the actual issuance of the Warrant Shares shall be subject to, and shall take place on the Business Day following, the expiration or termination of the applicable waiting period under the HSR Act. The Warrantholder shall deliver written notice (the "HSR Notice") of its intent to exercise the Warrant and to make an HSR Filing no later than one Business Days prior to the date of such filing and the Company shall be required to file its HSR Filing in connection with such exercise no later than 3 Business Days following the receipt of the HSR Notice.

     10.  Definitions.  As used herein, unless the context otherwise requires,
          -----------
the following terms have the following respective meanings:

     "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2
      ---------
of the General Rules and Regulations under the Exchange Act.

     "Board of Directors" means the Board of Directors of the Company.
      ------------------

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares,
      -------------
interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

     "Common Stock" means the Common Stock, par value $.001 per share, of the
      ------------
Company.

     "Common Stock Equivalent" means any security or obligation which is by its
      -----------------------
terms convertible into or exercisable into shares of Common Stock, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock.

     "Company" has the meaning set forth in the first paragraph of this Warrant.
      -------

     "Current Market Price" means, as of the date of determination, the average
      --------------------
of the daily Market Price of the Common Stock during the immediately preceding ten (10) consecutive trading days ending on such date.

     "Excluded Transaction" means (a) any issuance of Common Stock or securities
      --------------------
convertible into or exchangeable for Common Stock (i) as part of an arm's length commercial agreement approved by the Board of Directors, so long as such issuance (on an as converted basis) is no greater than 1% of the issued and outstanding (non-diluted) shares of Common Stock, and all such issuances in the aggregate are no greater than 5% of the issued and outstanding (non-diluted) shares of Common Stock, each as in effect immediately prior to such issuance,
(ii) as part of an underwritten public offering, or (iii) to employees, consultants, officers or directors of the Company pursuant to a stock-incentive plan that has been duly approved by the Board of Directors and (b) any issuance of Common Stock (i) upon the conversion of Series A Preferred Stock, or (ii) as a dividend on shares of Series A Preferred Stock.

     "Exercise Form" means an Exercise Form in the form annexed hereto as
      -------------
Exhibit A.
---------

     "Exercise Period" means the period from the date hereof to the fifth (5th)
      ---------------
anniversary of the date hereof.

     "Exercise Price" has the meaning set forth in the first paragraph of this
      --------------
Warrant.

     "Fair Market Value" means the amount which a willing buyer would pay a
      -----------------
willing seller in an arm's length transaction reasonably determined in good faith by the Board of Directors or, if such determination is not reasonably satisfactory to the Warrantholders, such determination shall be made by a nationally recognized investment banking firm selected by the Company and the Majority Warrantholders, the expenses for which shall be born equally by the Company and the Warrantholder. Any determination of the Fair Market Value by the Board of Directors or such investment banking firm shall be made based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of capital stock.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended, and the rules and regulations promulgated thereunder.

     "Issue Date" has the meaning set forth in Section 5.2 of this Warrant.
      ----------

     "Market Price" on any date shall mean the closing bid prices per share of
      ------------
the Common Stock on NASDAQ or, if not then listed or traded on NASDAQ, such other exchange, market or system that the Common Stock is then listed or traded on. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Company and shall be the value which is agreed upon by at least 85% of the members thereof, or if such percentage of the members of the Board of Directors are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of a nationally recognized stature that is selected by the Majority Warrantholders.

     "Majority Warrantholders" means the holders of a majority of Warrant Shares
      -----------------------
issuable upon exercise of all of the warrants issued pursuant to the Purchase Agreement assuming the exercise of all such warrants.

     "NASDAQ" shall mean the National Association of Securities Dealers, Inc.
      ------
Automated Quotation System.

     "New Issuance" has the meaning set forth in Section 5.2 of this Warrant.
      ------------

     "New Issue Price" has the meaning set forth in Section 5.2 of this Warrant.
      ---------------

     "Person" means any individual, firm, corporation, partnership, limited
      ------
liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

     "Purchase Agreement" has the meaning set forth in Section 1 of this
      ------------------
Warrant.

     "Relevant Date" has the meaning set forth in Section 5.2 of this Warrant.
      -------------

     "Requisite Shareholder Approval" means the stockholders' Approvals (as
      ------------------------------
defined in the Purchase Agreement).

     "Sale Transaction" shall mean (a) (i) the merger or consolidation of the
      ----------------
Company into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the stockholders of the Company prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Company if, after such sale, conveyance, exchange or transfer, the stockholders of the Company prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Company or (ii) all or substantially all of the assets of the Company.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the Securities and Exchange Commission thereunder.

     "Series A Preferred Stock" means the Series A Convertible Preferred Stock,
      ------------------------
par value $.001 per share, of the Company.

     "Spin-off Entity" has the meaning set forth in Section 5.9 of this Warrant.
      ---------------
     "Transaction" has the meaning set forth in Section 5.9 of this Warrant.
     ------------

     "Transfer" has the meaning set forth on the cover of this Warrant.
      --------

     "Warrant Share Number" has the meaning set forth in Section 5.1 of this
      --------------------
Warrant.

     "Warrant Shares" has the meaning set forth in the first paragraph of this
      --------------
Warrant.

     "Warrantholder" has the meaning set forth in the first paragraph of this
      -------------
Warrant.

     11.  Miscellaneous
          -------------

     11.1  Entire Agreement.  This Warrant and the Purchase Agreement
           ----------------
constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrant and supersedes all prior agreements and understanding with respects to the subject matter of this Warrant.

     11.2  Binding Effect; Benefits.  This Warrant shall inure to the benefit of
           ------------------------
and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     11.3  Headings.  The headings in this Warrant are for convenience of
           --------
reference only and shall not limit or otherwise affect the meaning of this Warrant.

     11.4  Notices.  All notices, demands and other communications provided for
           -------
or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (a)  if to the Company:

                    eGain Communications Corporation
                    455 W. Maude Avenue
                    Sunnyvale, California 94086
                    Telecopy:  (408) 212-3400
                    Attention:  Chief Financial Officer

                    with a copy to:

                    Pillsbury Madison & Sutro LLP
                    2550 Hanover Street
                    Palo Alto, California 94304
                    Telecopy:  (650) 233-4545
                    Attention:  Stanley F. Pierson, Esq.


               (b)  if to the Warrantholder to:


                    [Insert name of Warrantholder]
                    [address]
                    Telecopy:
                    Attention:

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, NY 10019-6064
                    Telecopy:  (212) 757-3990
                    Attention:  David K. Lakhdhir, Esq.

          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is verbally or orally (but not mechanically) acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.4 designate another address or Person for receipt of notices hereunder.

          11.5      Severability.  Any term or provision of this Warrant which
                    ------------
is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

          11.6      GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND
                    -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          11.7      No Rights or Liabilities as Members.  Nothing contained in
                    ----------------------------------------------------------
this Warrant shall be determined as conferring upon the Warrantholder any rights
--------------------------------------------------------------------------------
as a stockholder of the Company or as imposing any liabilities on the
---------------------------------------------------------------------
Warrantholder to purchase any securities whether such liabilities are asserted
------------------------------------------------------------------------------
by the Company or by creditors or stockholders of the Company or otherwise.
---------------------------------------------------------------------------

               [Remainder of this page intentionally left blank]
               -------------------------------------------------

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed
          --------------------------------------------------------------------
by its duly authorized officer.
-------------------------------

                                   eGAIN COMMUNICATIONS CORPORATION
                                   --------------------------------


                         By:__________________________________________________
                            Name:
                            Title:


Dated:  August ___, 2000
------------------------

                                   Exhibit A
                                   ---------


                                 EXERCISE FORM
                                 -------------

                 (To be executed upon exercise of this Warrant)


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase [insert number] shares of Common Stock and [herewith tenders payment for such shares to the order of the Company in the amount of $[insert number] [hereby exercises its Conversion Right] in accordance with the terms of this Warrant. The undersigned requests that a certificate for such [Warrant Shares] [that number of Warrant Shares to which the undersigned is entitled as calculated pursuant to Section 2.2] be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

          The undersigned represents that it is acquiring such shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:  [insert date]


                         Signature ___________________________

                                 _____________________________
                                 (Print Name)

                                 _____________________________
                                 (Street Address)

                                 _____________________________
                                 (City)   (State)   (Zip Code)